    As filed with the Securities and Exchange Commission on October 1, 2003.

                                                        Registration No.________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                   ----------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------
                         SYNOVIS LIFE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

           MINNESOTA                                     41-1526554
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
  incorporation or organization)

                                  -------------
                             2575 UNIVERSITY AVENUE
                            ST. PAUL, MINNESOTA 55114
                                 (651) 603-3700
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                   ----------
                               CONNIE L. MAGNUSON
              VICE PRESIDENT - FINANCE AND CHIEF FINANCIAL OFFICER
                             2575 UNIVERSITY AVENUE
                            ST. PAUL, MINNESOTA 55114
                                 (651) 603-3700
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 ---------------
                                    Copy to:

                             Michael J. Kolar, Esq.
                        Oppenheimer Wolff & Donnelly LLP
                 Plaza VII, 45 South Seventh Street, Suite 3300
                          Minneapolis, Minnesota 55402
                                 (612) 607-7000

                                 ---------------
        Approximate date of commencement of proposed sale to the public:
   From time to time after the effective date of this Registration Statement.

                                 ---------------
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

   TITLE OF EACH CLASS OF       AMOUNT TO BE     PROPOSED MAXIMUM OFFERING          PROPOSED MAXIMUM             AMOUNT OF
SECURITIES TO BE REGISTERED    REGISTERED (1)       PRICE PER SHARE (3)       AGGREGATE OFFERING PRICE (3)    REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par
        value(2)...........       1,500,000                $24.56                      $36,840,000.00             $2,980.36

(1) The amount to be registered hereunder consists solely of Common Stock to be sold by certain selling shareholders.

(2)  Each share of the Common Stock includes one Common Stock Purchase Right.

(3) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act on the basis of the average of the high and low reported sales prices of the Registrant's Common Stock on September 30, 2003 on the Nasdaq National Market.

                                 ---------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until a registration statement covering the securities and filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

                  Subject to completion, dated October 1, 2003

                             PRELIMINARY PROSPECTUS

                               [SYNOVIS(TM) LOGO]

                                1,500,000 SHARES
                                  COMMON STOCK

                             -----------------------

         Certain shareholders of Synovis Life Technologies, Inc. are offering 1,500,000 shares of common stock. All of these shareholders acquired the offered shares directly from Synovis in a private transaction. The prices at which the selling shareholders may sell their shares will be determined by the prevailing market price for our common stock or in negotiated transactions. Synovis will not receive any proceeds from the sale of shares offered by the selling shareholders.

         The shares of common stock offered will be sold as described under the heading "Plan of Distribution," beginning on page 10. Our common stock is traded on the Nasdaq National Market under the symbol "SYNO." On September 30, 2003, the last reported sale price of our common stock on the Nasdaq National Market was $24.45 per share.

         THE SHARES OF COMMON STOCK OFFERED THROUGH THIS PROSPECTUS INVOLVE CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

                             -----------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                             -----------------------

                THE DATE OF THIS PROSPECTUS IS ___________, 2003.

                                TABLE OF CONTENTS

                                                              Page No.
                                                              --------
Where You Can Find More Information .........................     2

The Company .................................................     3

Risk Factors ................................................     4

Plan of Distribution ........................................    10

Selling Shareholders ........................................    12

Legal Matters ...............................................    15

Experts .....................................................    15

                         ------------------------------

         In this prospectus, references to "Synovis," the "Company," "we." "our," or "us," unless the context otherwise requires, refer to Synovis Life Technologies, Inc.

         We own or have the rights to use various trademarks, trade names or service marks, including Biograft(R), Tissue Guard(R), Supple Tissue Guard(R), Dura-Guard(R), Ocu-Guard(R), Peri-Guard(R), CV Peri-Guard(R), Supple Peri-Guard(R), Peri-Strips(R), Peri-Strips Dry(R), Vascu-Guard(R), Veritas(R), Bio-Vascular Probe(R), Flo-Rester(R), Flo-Thru Intraluminal Shunt(R) and Synovis(TM).

                         ------------------------------

         You may rely only on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of common stock means that the information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or a solicitation of an offer to buy shares of our common stock in any circumstances under which the offer or solicitation is unlawful.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the Securities Exchange Commission, or SEC. You may read and copy any document we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

         We have filed a registration statement on Form S-3 under the Securities Act of 1933 with the SEC with respect to shares to be sold by the selling shareholders. This prospectus has been filed as part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement because parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement is available for inspection and copying as set forth above.

         The SEC allows us to "incorporate by reference" into this prospectus the information contained in the documents we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will update and supersede this information. We are incorporating by reference the following documents:

         -    our Annual Report on Form 10-K for the year ended October 31,
              2002;

         - our Quarterly Reports on Form 10-Q for the quarters ended January 31, 2003, April 30, 2003 and July 31, 2003;

         - our Current Reports on Form 8-K filed on September 18, 2003 and September 22, 2003;

         - the description of our common stock contained in our registration statement on Form 8-A and any amendments or reports filed for the purpose of updating such description; and

         - the description of our common stock purchase rights contained on our registration statement on Form 8-A and any amendments or reports filed for the purpose of updating such description.

         We are also incorporating by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until this distribution is completed. Our SEC file number is 0-13907.

         You may request a copy of these filings, at no cost, by writing to Connie L. Magnuson, Chief Financial Officer, at 2575 University Avenue, St. Paul, Minnesota 55114 or by telephone at (651) 603-3700.

         This prospectus contains certain forward-looking statements. For this purpose, any statements contained in this prospectus or in documents incorporated by reference into this prospectus that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "estimate" or "continue" or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially depending on a variety of factors, including those described under the caption "Risk Factors."

                                   THE COMPANY

         Synovis is a diversified medical device company engaged in developing, manufacturing and marketing medical devices for the surgical and interventional treatment of disease. We conduct our businesses in two reportable segments, the surgical business and the interventional business, with segmentation based upon similarities of the underlying business operations, products and markets of each.

         Our surgical business develops, manufactures and markets implantable biomaterial products, devices for microsurgery and surgical tools all designed to reduce the risk of critical surgeries, lead to better patient outcomes and/or lower costs. Several of the surgical business' products are:

     - Peri-Strips and Peri-Strips Dry - soft tissue stapling buttresses used as reinforcement at the surgical staple line to reduce the risks of potentially fatal fluid leaks in procedures such as gastric bypass surgery, a treatment for morbid obesity.

     - Tissue Guard products - biomaterial products designed to reinforce, reconstruct and repair damaged tissue in heart, vascular, thoracic and abdominal surgeries and to repair the membrane covering the brain following neurosurgery.

     - Veritas Collagen Matrix - remodelable biomaterial used as an implantable material for urogynecological surgeries that correct pelvic and bladder conditions common among post-menopausal women and for soft tissue repair.

     - Microvascular Anastomotic Coupler - a device designed to connect extremely small blood vessels without sutures, quickly and easily.

         Our interventional business engineers, develops and manufactures coils, helices, stylets, guidewires and complex micro-wire, polymer and machined components used in various interventional devices for cardiac rhythm management, neurostimulation and vascular procedures. We sell these products primarily to interventional device companies, who incorporate them into their own products.

         We were incorporated in Minnesota in July 1985. Our principal executive offices are located at 2575 University Avenue, St. Paul, Minnesota 55114-1024 and our telephone number is (651) 603-3700.

                                  RISK FACTORS

         The following factors should be considered carefully in evaluating an investment in our common stock. Additionally, the following factors could cause our actual results to materially differ from those reflected in any of our forward-looking statements.

WE MAY NOT BE ABLE TO SUSTAIN OR MANAGE OUR SIGNIFICANT GROWTH.

         We have achieved significant growth through successful acquisitions and in-house development of new technologies and products. There can be no assurance that we can manage the significant challenges that accompany such growth, including management of an increasingly diverse product portfolio, oversight of operations in multiple locations and provision of necessary infrastructure. In addition, there can be no assurance that we will be able to continue to identify and successfully consummate acquisitions or develop new products to sustain rates of revenue growth and profitability in future periods comparable to those experienced in the past several years.

WE FACE SIGNIFICANT COMPETITION FROM ESTABLISHED COMPETITORS IN THE MEDICAL PRODUCTS INDUSTRY.

         We face intense competition. The medical products industry is highly competitive and characterized by rapid innovation and technological change. We expect technology to continue to develop rapidly, and our success will depend to a large extent on our ability to maintain a competitive position with our technology. There can be no assurance that we will be able to compete effectively in the marketplace or that products developed by our competitors will not render our products obsolete or non-competitive. Similarly, there can be no assurance that our competitors will not succeed in developing or marketing products that are viewed by physicians as providing superior clinical performance or are less expensive relative to the products we currently market or may develop.

         Established companies manufacture and sell products that compete with each of our products. Some of the companies with whom we compete have greater sales and/or distribution capabilities, substantially greater capital resources and larger marketing, research and development staffs and facilities than we have. In addition, many of our competitors offer broader product lines within our specific product markets. Broad product lines may give our competitors the ability to negotiate exclusive, long-term medical product or interventional supply contracts and the ability to offer comprehensive pricing for their products, including those that compete with our products. There can be no assurance that we will be able to compete effectively with such manufacturers.

WE ARE DEPENDENT ON A SINGLE CUSTOMER FOR A LARGE PERCENTAGE OF THE SALES OF OUR INTERVENTIONAL BUSINESS.

         One customer accounts for a large percentage of the sales of our interventional business. This customer represented 57% and 59% of this business segment's revenue for the nine months ended July 31, 2003 and the year ended October 31, 2002, respectively. We provide multiple products to this customer, which are ultimately incorporated into a variety of medical devices. There can be no assurance that we will be able to maintain our relationship with this significant customer, or, in the event of a deterioration or termination of the relationship, that we will be able to replace production levels with new or existing customers. The significant deterioration or loss of this significant customer could materially adversely affect our business, financial condition and results of operations.

WE MAY NOT BE ABLE TO ADEQUATELY ENFORCE OR PROTECT OUR INTELLECTUAL PROPERTY RIGHTS OR TO PROTECT OURSELVES AGAINST THE INFRINGEMENT CLAIMS OF OTHERS.

         In our surgical business, we protect our technology through patents, trade secrets, and proprietary know-how. We also seek to protect this technology through confidentiality agreements with employees, consultants and other parties. Supple Peri-Guard, which is used in the manufacture of the majority of our Tissue-Guard products, is protected exclusively by trade secrets. We hold the United States patents related to Peri-Strips, Peri-Strips Dry, Peri-Guard, Ocu-Guard and Veritas Collagen Matrix. We also have the exclusive, worldwide, perpetual license to make, use and sell our Flo-Rester and Microvascular Anastomotic Coupler System products.

         In our interventional business, we rely exclusively on trade secret protection for our processes. We seek to practice a strict trade secret discipline with all employees, consultants, customers and other parties. We also maintain a non-disclosure protocol on behalf of each of our customers, consistent with the business sensitivity to customer expectations and needs. The technology and equipment used in the interventional product manufacturing process is a combination of proprietary know-how and adaptation and development utilizing readily available components and equipment.

         There can be no assurance that our trade secrets or confidentiality agreements will adequately protect our proprietary information or, in the event of a breach of any confidentiality agreement, that we will have adequate remedies. Additionally, there can be no assurance that any pending or future patent applications will result in issued patents, or that any current or future patent, regardless of whether we are an owner or licensee of such patent, will not be challenged, invalidated or circumvented or that the rights granted thereunder or under our licensing agreements will provide a competitive advantage to us. Furthermore, there can be no assurance that others will not independently develop similar technologies or duplicate any technology developed by us, or that our technology does not or will not infringe patents or other rights owned by others.

         The medical product industry is characterized by frequent and substantial intellectual property litigation, and competitors may resort to intellectual property litigation as a means of competition. Intellectual property litigation is complex and expensive, and the outcome of such litigation is difficult to predict. Any future litigation, regardless of the outcome, could result in substantial expense to us and significant diversion of the efforts of our technical and management personnel. Litigation may also be necessary to enforce patents issued to us and license agreements entered into by us, to protect our trade secrets or know-how or to determine the enforcement, scope and validity of the proprietary rights of others. An adverse determination in any such proceeding could subject us to significant liabilities of third parties or require us to seek licenses from third parties or pay royalties that may be substantial. Furthermore, there can be no assurance that the necessary licenses would be available to us on satisfactory terms, if at all. Accordingly, an adverse determination in a judicial or administrative proceeding or failure to obtain necessary licenses could prevent us from manufacturing or selling certain of our products, which, in turn, would have a material adverse effect on our business, financial condition and results of operations.

OUR FAILURE TO OBTAIN AND/OR MAINTAIN REGULATORY APPROVAL FOR ANY OF OUR PRODUCTS WOULD IMPACT OUR ABILITY TO GENERATE REVENUE FROM THOSE PRODUCTS.

         We must obtain regulatory approvals to market our products in the United States. The medical device industry in which our surgical business and the customers of our interventional business operate is subject to extensive and rigorous regulation by the FDA and by comparable agencies in foreign countries. In the United States, the FDA regulates the design control, introduction, manufacturing, labeling and record keeping procedures for medical devices including our surgical devices, any future interventional devices and those medical devices which incorporate our interventional business component products.

         The process of obtaining marketing clearance from the FDA for new products and new applications for existing products can be time-consuming and expensive, and there is no assurance that such clearances will be granted, or that the FDA review will not involve delays that would adversely affect our ability to commercialize additional products or additional applications for existing products. In addition, some of our surgical products and those devices incorporating interventional products that are in the research and development stage may be subject to a lengthy and expensive pre-market approval process with the FDA. Even if regulatory approvals to market a product are obtained from the FDA, these approvals may entail limitations on the indicated uses of the product. Product approvals by the FDA can also be withdrawn due to failure to comply with regulatory standards or the occurrence of unforeseen problems following initial approval. The FDA could also limit or prevent the manufacture or distribution of our surgical products or medical devices incorporating our interventional products, and has the power to require the recall of such products, if indicated. FDA regulations depend heavily on administrative interpretation, and there can be no assurance that future interpretations made by the FDA or other regulatory bodies, with possible retroactive effect, will not adversely affect us.

         Our manufacturing facilities and processes are subject to regulation. The FDA, various state agencies and foreign regulatory agencies inspect our manufacturing facilities for surgical products from time to time to determine whether we are in compliance with various regulations relating to manufacturing practices, validation, testing, quality control and product labeling. A determination that we are in violation of such regulations could lead to imposition of civil penalties, including fines, product recalls or product seizures and, in extreme cases, criminal sanctions, depending on the nature of the violation. To the extent our interventional business facilities manufacture completed interventional devices in the future, they will also be subject to these FDA and other regulatory agency standards.

         We must obtain regulatory approvals to market our products internationally. The registration scheme in the majority of international markets (e.g. Europe, Canada, Australia, Japan) for the surgical business' products requires that our quality system conforms to international quality standards. Compliance with these requirements as well as product standards allows their sale in these countries. There can be no assurance that we will be able to maintain compliance with these regulations. In addition, there can be no assurance that we will be successful in obtaining registration for new product introductions. Devices incorporating our interventional products are also subject to these requirements, and there can be no assurance that the interventional business customers will be successful in obtaining or maintaining compliance with the international regulatory scheme for their current or future products.

         Further, international regulatory bodies have established varying additional regulations governing product standards, packaging requirements, labeling requirements, import restrictions, tariff regulations, duties and tax requirements. We rely, in part, on independent distributors to comply with such foreign regulatory requirements. As a result, our communication with foreign regulatory agencies may be indirect as it occurs through the foreign distributor. The inability or failure of independent distributors to comply with the varying regulations or the imposition of new regulations could restrict such distributors' ability to sell our surgical products internationally and thereby adversely affect our business, financial condition and results of operations.



BECAUSE CERTAIN OF OUR PRODUCTS ARE BASED UPON BOVINE TISSUE, PERCEPTIONS ABOUT BOVINE SPONGIFORM ENCEPHALOPATHY MAY IMPACT OUR SALES.

         Bovine Spongiform Encephalopathy, or BSE, has been endemic in cattle in the United Kingdom and has received much publicity in Europe regarding beef for dietary consumption. The World Health Organization has categorized the levels of BSE infectivity of tissue and fluids on a scale of 1 to 4, with category 4 representing no detectable infectivity. Raw pericardium has been classified in category 4 along with milk and gelatin. Our notified body under the medical device directive, the British Standards Institute, and French authorities have specifically reviewed Tissue-Guard sourcing and manufacturing processes and have also certified our bovine pericardium products.

         Under the direction of the United States Department of Agriculture
(USDA), the U.S. government has had an active program of surveillance and import controls since the late 1980s designed to prevent the introduction of BSE into U.S. cattle. To date all evidence indicates that U.S. cattle are free of BSE. We obtain all of the raw pericardium for our Tissue-Guard products from USDA-inspected slaughterhouses. We cannot predict whether or not a case of BSE may someday be reported in the United States. If a case of BSE were reported in U.S. cattle, it could have a material adverse effect on our business, financial condition and results of operations.

         The Dura-Guard product has not been approved for sale in France, nor are any of our bovine-based products currently approved for sale in Japan. We understand that regulatory approvals will not be granted in the present environment within those countries for use of animal derived products, including bovine pericardium. Total international sales of our bovine pericardium products accounted for 3.7% of our consolidated net sales for the nine months ended July 31, 2003. Any prohibition by certain other countries of bovine pericardium products as a result of concerns related to BSE could have an adverse effect on our ability to maintain or grow international sales of these products.

ONE OF OUR PRODUCTS, THE BIOGRAFT, CONTAINS HUMAN TISSUE PRODUCTS THAT MAY BECOME SUBJECT TO MORE STRICT REGULATION IN THE UNITED STATES AND EUROPE.

         Spurred by incidents of the transmission of human disease during tissue transplantation, both the United States and Europe have recently focused attention on the safety of tissue banks. In the United States, regulations drafted by the FDA have outlined requirements for tissue banks. Proposed rules indicate that medical devices containing human tissue may be subject to additional controls, although the current regulations specifically exclude from regulation medical devices subject to FDA review, including umbilical cord vein grafts such as our Biograft product. As a result, Biograft may be subject to tissue bank regulations in the United States and the related expensive donor screening and donor testing procedures at some later date. There can be no assurance that Biograft would be able to meet any such new requirements.

         The long-term regulatory environment for Biograft in Europe is uncertain. The medical device directive issued by the EU explicitly excludes medical devices from human tissue; however, there is an effort to include such devices under a comprehensive regulatory program. We understand that a consensus on such a directive could take several years. As a result, Biograft may be subject to additional regulations in Europe, which could make it uneconomical to sell Biograft in Europe even under a regulatory program.

WE MAY FACE THE RISK OF PRODUCT LIABILITY CLAIMS AND PRODUCT RECALLS THAT COULD RESULT IN COSTLY AND TIME CONSUMING LITIGATION AND SIGNIFICANT LIABILITY.

         The medical product industry historically has been litigious, and the manufacture and sale of our products inherently entail a risk of product liability claims. In particular, our principal surgical devices and a significant portion of our interventional products are designed to be permanently placed in the human body, and production or other errors could result in an unsafe product and injury to the patient. Although we maintain product liability insurance in amounts believed to be adequate based upon the nature and risks of our business in general and our actual experience to date, there can be no assurance that one or more liability claims will not exceed the coverage limits of such policies or that such insurance will continue to be available on commercially reasonable terms, if at all. Furthermore, we do not expect to be able to obtain insurance covering our costs and losses as the result of any recall of our products due to alleged defects, whether such a recall is instituted by us or required by a regulatory agency. A product liability claim, recall or other claim with respect to uninsured liabilities or in excess of insured liabilities could have a material adverse effect on our business, financial condition and results of operations.

WE SELL MOST OF OUR SURGICAL PRODUCTS THROUGH INDEPENDENT DISTRIBUTORS AND SALES REPRESENTATIVES.

         We utilize independent distributors and sales representatives to transact essentially all of our current surgical business. The loss of a significant distributor or sales representative, or a significant number of other distributors or sales representatives, could materially adversely affect our business, financial condition and results of operations if a new distributor or other suitable sales organization could not be found on a timely basis in the relevant geographic market.

DUE TO THE UNPREDICTABILITY OF THE HEALTH CARE INDUSTRY, OUR CUSTOMERS MAY NOT BE ABLE TO RECEIVE THIRD PARTY REIMBURSEMENT FOR THE SURGICAL PROCEDURES UTILIZING OUR PRODUCTS.

         Our surgical products are purchased primarily by hospitals and other users, and we sell our interventional products directly to medical device manufacturers who distribute finished medical products to hospitals and other end-users. Hospitals and end-users of our products, in turn, bill various third-party payers, including government health programs, private health insurance plans, managed care organizations and other similar programs, for the health care goods and services provided to their patients. Third-party payers may deny reimbursement if they determine that a procedure was not in accordance with established third-party payer protocol regarding treatment methods. Our surgical products are reimbursed as a component of the overall surgical procedure reimbursement obtained from the third party payer.

         Third-party payers are also increasingly challenging the prices charged for medical products and services and, in some instances, have put pressure on medical device suppliers to lower their prices. While we believe our pricing is appropriate for the niche markets and technology of our products, we are unable to predict what changes will be made in the reimbursement methods used by third-party payers. There can be no assurance that procedures in which our products are directly or indirectly used will continue to be considered cost-effective by third-party payers, that reimbursement for such procedures will be available or, if available, will continue, or that third-party payers' reimbursement levels will not adversely affect our ability to sell our products on a profitable basis. The cost of health care has risen significantly over the past decade, and there have been and may continue to be proposals by legislators, regulators and third-party payers to curb these costs.

         Failure by hospitals and other users of our products to obtain reimbursement for from third-party payers for procedures in which our products are used, changes in third-party payers' policies towards reimbursement for procedures directly or indirectly using our products or legislative action could have a material adverse effect on our business, financial condition and results of operations.

WE DEPEND ON HIGHLY SPECIALIZED EQUIPMENT TO MANUFACTURE OUR PRODUCTS AND LOSS OF OR DAMAGE TO OUR MANUFACTURING FACILITIES COULD RESULT IN SIGNIFICANT LOSSES.

         We operate a single manufacturing facility for our surgical business and three manufacturing facilities for our interventional business, with certain overlapping capabilities for manufacturing stylets, coils and helicies. The loss of or damage to any manufacturing facility due to natural disaster, equipment failure or other difficulty could result in significant delays in production. Locating third party manufacturers to produce our products in such event would likely be difficult given the specialized equipment and processes necessary to produce those products. Although we maintain business interruption insurance to address the financial impact on our business, any sustained period of suspended production would likely have a material adverse effect on our business, financial condition and results of operations.

OUR STRATEGY TO ACQUIRE COMPLEMENTARY BUSINESSES AND TECHNOLOGIES INVOLVES RISK AND MAY RESULT IN DISRUPTIONS TO OUR BUSINESS BY, AMONG OTHER THINGS, DISTRACTING MANAGEMENT TIME AND DIVERTING FINANCIAL RESOURCES.

         One of our growth strategies is the acquisition of complementary businesses and technologies. We may not be able to identify suitable acquisition candidates, or if we do, we may not be able to make such acquisitions on commercially acceptable terms or at all. If we make acquisitions, a significant amount of management time and financial resources may be required to complete the acquisition and integrate the acquired business into our existing operations. Even with this investment of management time and financial resources, an acquisition may not produce the revenue, earnings or business synergies that we anticipated. Acquisitions involve numerous other risks including: assumption of unanticipated operating problems or legal liabilities, problems integrating the purchased operations, technologies or products, diversion of management's attention from our core businesses, adverse effects on existing business relationships with suppliers and customers, incorrect estimates made in the accounting for acquisitions and amortization of acquired intangible assets which would reduce future reported earnings, and potential loss of customers or key employees of acquired businesses.

OUR STOCK PRICE MAY BE VOLATILE AND YOUR INVESTMENT IN OUR COMMON STOCK MAY SUFFER A DECLINE IN VALUE.

         Market prices for securities of medical technology companies are highly volatile. The trading price of our common stock could be subject to significant fluctuations in response to quarterly variations in our operating results, announcements we make about technological innovations, our competitors or competitors of our interventional business customers, governmental regulation and other events or factors, including these various risk factors. In addition, market prices of medical technology companies have from time to time experienced extreme price and volume fluctuations, which may be unrelated to the operating performance of the particular company. These broad market fluctuations may materially adversely affect the market price of our common stock.

WE HAVE NOT PAID AND DO NOT ANTICIPATE PAYING DIVIDENDS TO OUR SHAREHOLDERS.

         We have not paid any cash dividends since our inception and do not anticipate paying cash dividends in the foreseeable future.

WE HAVE IN PLACE ANTI-TAKE OVER MEASURES THAT COULD DISCOURAGE OR PREVENT A HOSTILE TAKEOVER.

         Our board of directors has the authority, without any action on the part of our shareholders, to fix the rights, preferences, privileges and restrictions of shares of our authorized preferred stock to be issued from time to time. We have also adopted a Rights Agreement, designed to deter unsolicited, hostile takeover transactions and, as a Minnesota corporation, are subject to certain anti-takeover provisions of the Minnesota Business Corporation Act. The board's authority regarding the serial preferred stock and the Rights Agreement, as well as the anti-takeover provisions of the Minnesota Business Corporation Act could have the effect of delaying, deferring or preventing a change in control, may discourage bids for our common stock at a premium over then-prevailing market prices and may adversely affect the market price, voting rights and other rights of shareholders.

                              PLAN OF DISTRIBUTION

         We are registering for resale 1,500,000 shares of our common stock on behalf of certain selling shareholders. All of the shares were issued by us to the selling shareholders in a private transaction. We will not receive any proceeds from this offering.

         The selling shareholders named in the table below or pledgees, donees, transferees or other successors-in-interest selling shares received from a named selling shareholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus may sell the shares from time to time. All of such persons are "selling shareholders" as that term is used in this prospectus. The selling shareholders will generally act independently of Synovis in making decisions with respect to the timing, manner and size of each sale.

         Sales by the selling shareholders may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The selling shareholders may effect such transactions by selling the shares to or through broker-dealers. The shares may be sold by one or more of, or a combination of, the following:

         - a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction (including crosses in which the same broker acts as agent for both sides of the transaction);

         - purchases by a broker-dealer as principal and resale by such broker-dealer. Including resales for its account pursuant to this prospectus;

         - an exchange distribution in accordance with the rules of such exchange;

         - ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

         -    in privately negotiated transactions.

         In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 promulgated under the Securities Act of 1933 may be sold under Rule 144 rather than pursuant to this prospectus.

         To the extent required, this prospectus may be amended or supplemented from time to time in the manner discussed below to describe a specific plan of distribution. In effecting sales, broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in the resales.

         The selling shareholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with selling shareholders. The selling shareholders also may sell shares short and redeliver the shares to close out such short positions. The selling shareholders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the shares. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. The selling shareholders also may loan or pledge the shares to a broker-dealer. The broker-dealer may sell the shares so loaned, or, upon a default the broker-dealer, may sell the pledged shares pursuant to this prospectus.

         Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from selling shareholders. Broker-dealers or agents may also receive compensation from the purchasers of the shares for whom they act as agents or to whom they sell as principals, or both.

Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with the sale. Broker-dealers or agents and any other participating broker-dealers or the selling shareholders may be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act of 1933 in connection with sales of the shares. Accordingly, any such commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act of 1933. The selling shareholders have advised Synovis that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of shares by selling shareholders.

         The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws.

         Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition, each selling shareholder will be subject to applicable provisions of the Securities Exchange Act of 1934 and the associated rules and regulations under the Securities Exchange Act of 1934, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling shareholders. Because selling shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act of 1933. We will make copies of this prospectus available to the selling shareholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares.

         We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act of 1933 upon being notified by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such supplement will disclose:

         - the name of each such selling shareholder and of the participating broker-dealer(s),

         -    the number of shares involved,

         -    the price at which such shares were sold,

         - the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable,

         - that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and

         -    other facts material to the transaction.

         In addition, upon being notified by a selling shareholder that a donee, pledgee, transferee or other successor-in-interest intends to sell more than 500 shares, we will file a supplement to this prospectus naming such person.

         We will bear all costs, expenses and fees in connection with the registration of the shares. The selling shareholders will bear all commissions and discounts, if any, attributable to the sales of the shares. The selling shareholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act of 1933.

                              SELLING SHAREHOLDERS

         The following table sets forth the number of shares owned by each of the selling shareholders. None of the selling shareholders has had a material relationship with us within the past three years other than as a result of the ownership of the shares of our common stock or other securities. No estimate can be given as to the amount of shares that will be held by the selling shareholders after the completion of this offering, because the selling shareholders may offer all or some of the shares and because there currently are no agreements, arrangements or understandings with respect to the sale of any of the shares. The shares offered by this prospectus may be offered from time to time by the selling shareholders named below.

NAME OF SELLING                                                   SHARES BENEFICIALLY OWNED          SHARES BEING
  SHAREHOLDER                                                  Number(1)          Percentage(2)        OFFERED
                                                               ---------          -------------
Acqua Wellington Private Placement Fund, Ltd. ............       40,000                 *               40,000
Adam Robert Dean, Inc. ...................................          480                 *                  480
Alper, Robert M. .........................................        3,846                 *                3,846
Argonaut Capital Management ..............................        9,600                 *                9,600
BayStar Capital II, L.P. .................................       55,000                 *               55,000
Bierlin, William E. Jr. ..................................        3,846                 *                3,846
BLJGJ Corp. ..............................................          576                 *                  576
Bonanza Master Fund, LTD. (3) ............................       75,000                 *               75,000
Bragin, Stephen M. .......................................          961                 *                  961
Bridgeway Aggressive Investors 1 Fund ....................       40,500                 *               40,500
Bridgeway Aggressive Investors 2 Fund ....................        4,500                 *                4,500
Bridgeway Micro Cap Limited Fund .........................       48,900                 *               30,000
Briggs, Yvonne ...........................................          400                 *                  400
Capital Ventures International (4) .......................      125,000               1.1%             125,000
Colen, Frank Kee .........................................        2,000                 *                2,000
Cooperman, Edwin .........................................        1,923                 *                1,923
Cranshire Capital, L.P. ..................................      195,000               1.7%             195,000
Crescent International Ltd. ..............................       19,000                 *               19,000
Frankel, Benjamin and Linda JTWROS .......................        1,153                 *                1,153
Frankel, William .........................................          961                 *                  961
Froimson, Phyllis P. .....................................        1,923                 *                1,923
Grobman, Richard .........................................        1,923                 *                1,923
Hagar, Christopher T. & Amy S. JTWROS ....................          250                 *                  250
Hare & Co. ...............................................       37,400                 *               37,400
Hare & Co. ...............................................       21,500                 *               21,500
Hartzmark Investment LLC .................................        1,923                 *                1,923
Heiser, Marian ...........................................          961                 *                  961
Hoben-Williams, Jennifer .................................        1,000                 *                1,000
Hunters Run Realty Company Inc. ..........................        1,153                 *                1,153
Klatell, Jack ............................................          961                 *                  961
Koblentz, Richard S. .....................................        1,923                 *                1,923
Kogod, Marvin & Muriel JTWROS ............................        1,923                 *                1,923
Krall, George F. and Lois W. JTTEN .......................        2,884                 *                2,884
Langley Partners, L.P. (5) ...............................       96,000                 *               96,000

NAME OF SELLING                                                   SHARES BENEFICIALLY OWNED          SHARES BEING
  SHAREHOLDER                                                  Number(1)          Percentage(2)        OFFERED
                                                               ---------          -------------
LibertyView Funds, LP ....................................       55,000                 *               55,000
Lion Gate Capital, Inc. ..................................      100,000                 *              100,000
Lowenthal, Robert ........................................        1,000                 *                1,000
McLean, Lachlan W. .......................................        2,000                 *                1,000
Michel, Beno Trust #2 ....................................          961                 *                  961
Neuhoff, Robert ..........................................        1,000                 *                1,000
North Sound Legacy Fund LLC ..............................        2,475                 *                2,475
North Sound Legacy Institutional Fund LLC ................       21,725                 *               21,725
North Sound Legacy International Ltd. ....................       30,800                 *               30,800
Oppenheimer & Co. Inc.
FBO Hymie Akst IRA .......................................        1,923                 *                1,923
Oppenheimer & Co. Inc.
FBO Paul S. Dennis IRA ...................................        1,923                 *                1,923
Oppenheimer & Co. Inc.
FBO Joseph C. Pinotti IRA ................................        1,923                 *                1,923
Oppenheimer & Co. Inc.
FBO James A. Schoke IRA#2 ................................        1,923                 *                1,923
Phaeton International (BVI) Ltd. (6) .....................       40,500                 *               40,500
Phoenix Partners, L.P. (6) ...............................       59,500                 *               59,500
ProMed Offshore Fund, LTD.(7) ............................        2,810                 *                2,810
ProMed Partners, L.P. (7) ................................       16,421                 *               16,421
Radzik, Mark .............................................        1,000                 *                1,000
Reichle, Kenneth M. Jr. ..................................        1,923                 *                1,923
Richter, Gerald ..........................................        1,923                 *                1,923
Rosin, Robert M. .........................................        1,923                 *                1,923
Ruch, Edward L. ..........................................        1,923                 *                1,923
Ruth, Corey ..............................................        2,884                 *                2,884
Sandor, Andrew E. ........................................          961                 *                  961
Scaravilli, Victor J. ....................................        1,923                 *                1,923
Schwartz, Mark ...........................................        1,923                 *                1,923
Shames, Eric J. ..........................................        1,000                 *                1,000
Silver Oak Investments ...................................       37,500                 *               37,500
Smithfield Fiduciary LLC (8) .............................      265,000               2.3%             265,000
Stevens, Ronald & Toni ...................................        1,923                 *                1,923
Stone, Joel A. ...........................................        3,846                 *                3,846
Synenberg, Howard J. .....................................        3,846                 *                3,846
Tacony Investment Partnership, L.P. ......................        1,495                 *                1,495
Tannenbaum, Leonard ......................................        1,923                 *                1,923
Thekla Taussig Family Trust ..............................          961                 *                  961
Vertical Ventures, LLC ...................................       37,500                 *               37,500
Webb, William David & Frances JTWROS .....................        1,923                 *                1,923
Weiss, Charles A. & Catharine M. JTWROS ..................        1,923                 *                1,923
Wilson, Kathleen .........................................          500                 *                  500
Zimmerman, Oscar .........................................        1,923                 *                1,923

*        Less than one percent.

(1) Each shareholder has sole voting power and sole dispositive power with respect to all outstanding shares, except as noted.

(2) Based on 11,382,321 shares outstanding as of September 22, 2003 and after the offering.

(3) Mr. Bernay Box, as President of Bernay Box & Co., the investment manager and general partner of Bonanza Master Fund, LTD., may be deemed to have investment discretion and voting power over the shares of Synovis common stock held by Bonanza Master Fund, LTD.

(4) Pursuant to an agreement, Heights Capital Management, Inc. has sole voting and investment power over the shares of Synovis common stock held by Capital Ventures International.

(5) Jeffrey Thorp, as the managing member of Langley Capital, LLC, the investment manager and general partner of Langley Partners, LP, may also be deemed to have investment and voting power over the shares of Synovis common stock held by Langley Partner, LP.

(6) Phaeton International (BVI) Ltd. and Phoenix Partners, L.P. share voting and investment power over a total of 99,500 shares of Synovis common stock.

(7) David Musket and Barry Kurokawa, as the two members of ProMed Management, LLC, the investment manager and general partner of ProMed Offshore Fund, LTD. and ProMed Partners, L.P., may also be deemed to have investment and voting power over the shares of Synovis common stock held by ProMed Offshore Fund, LTD. and ProMed Partners, L.P.

(8) Highbridge Capital Management, LLC is the trading manager of Smithfield Fiduciary LLC and consequently has voting control and investment discretion over securities held by Smithfield Fiduciary LLC. Glen Dubin and Henry Swieca control Highbridge Capital Management, LLC. Highbridge Capital Management, LLC, Glenn Dubin and Henry Swieca disclaim beneficial ownership of the shares held by Smithfield Fiduciary LLC.

                                  LEGAL MATTERS

         The validity of the shares of common stock offered hereby will be passed upon for Synovis by Oppenheimer Wolff & Donnelly LLP, Minneapolis, Minnesota.

                                     EXPERTS

         The financial statements and the related financial statement schedule for fiscal years ended October 31, 2001 and 2002 incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended October 31, 2002, have been audited by Deloitte & Touche LLP, independent auditors as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

         The financial statements and financial statement schedule for the fiscal year ended October 31, 2000 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended October 31, 2002 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The table below sets forth the estimated expenses (except the SEC registration fee, which is an actual expense) incurred by Synovis Life Technologies, Inc. (the "Company") in connection with the offer and sale of the shares of Common Stock covered by this Registration Statement.

SEC registration fee.....................................................   $  2,980
Fees and expenses of counsel for the Company.............................     15,000
Fees and expenses of accountants for the Company.........................      5,000
Reimbursed fees of counsel to the selling shareholders ..................     10,000
Miscellaneous............................................................        500
                                                                            --------
    *Total...............................................................   $ 33,480

-----------------------

*The expenses listed above are estimates; none of these expenses will be borne by the selling shareholders.

ITEM 15.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Minnesota Statutes Section 302A.521 provides that a Minnesota business corporation must indemnify any director, officer, employee or agent of the corporation made or threatened to be made a party to a proceeding, by reason of the former or present official capacity (as defined) of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the corporation. Section 302A.521 contains detailed terms regarding such right of indemnification and reference is made thereto for a complete statement of such indemnification rights.

         Article Five of the Company's Bylaws provides that the Company will indemnify such persons, for such expenses and liabilities, in such manner, under such circumstances, and to such extent, as permitted by Minnesota Statutes
Section 302A.521 as enacted and as amended.

         The Company maintains directors' and officers' liability insurance, including a reimbursement policy in favor of the Company.

ITEM 16.          EXHIBITS

         4.1 Restated Articles of Incorporation of the Company, as amended, (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 1997 (File No. 0-13907)).

         4.2 Amendment to Restated Articles of Incorporation of the Company, as amended, dated March 20, 1997 (incorporated by reference to Exhibit 3.2 to the Company's quarterly Report in Form 10-Q for the quarter ended April 30, 1997 (File No. 0-13907)).

         4.3 Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-4 (File No. 33-74750)).

         4.4 Form of Common Stock Certificate of the Company (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form 10 (File No. 0-13907)).

         4.5 Rights Agreement, dated as of June 12, 1996, between Bio-Vascular, Inc. and American Stock Transfer & Trust Company, which includes as Exhibit A the form of Rights Certificate (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K dated June 12, 1996 (File No. 0-13907)).

         5.1 Opinion and Consent of Oppenheimer Wolff & Donnelly LLP (filed herewith electronically).

         23.1 Consent of Deloitte &Touche LLP (filed herewith electronically).

         23.2 Consent of PricewaterhouseCoopers LLP (filed herewith electronically).

         23.3     Consent of Oppenheimer Wolff & Donnelly LLP (included in
                  Exhibit 5.1).

         24.1 Power of Attorney (included on page II-4 of this Registration Statement).

ITEM 17.          UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                    (i)      To include any prospectus required
                           by Section 10(a)(3) of the Securities Act of 1933;

                                    (ii)     To reflect in the prospectus any
                           facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                                    (iii)    To include any material information
                           with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

                  Provided, however, that paragraphs (1)(i) and (1)(ii), above, do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by registrant pursuant to Section 13 or
                  Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under
         Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul and State of Minnesota, on October 1, 2003.

                                      By: /s/ Connie L. Magnuson
                                          --------------------------------------
                                              Connie L. Magnuson
                                              Vice President - Finance and Chief
                                               Financial Officer (Principal
                                               Financial and Accounting Officer)

                                POWER OF ATTORNEY

         KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Karen Gilles Larson and Connie L. Magnuson as his or her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement or any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on October 1, 2003 in the capacities indicated.

             SIGNATURE                                          TITLE
             ---------                                          -----
/s/ Karen Gilles Larson                         President, Chief Executive Officer and
------------------------------------            Director (Principal Executive Officer)
Karen Gilles Larson

/s/ Timothy M. Scanlan                          Chairman of the Board and Director
------------------------------------
Timothy M. Scanlan

/s/ William G. Kobi                             Director
------------------------------------
William G. Kobi

/s/ Richard W. Perkins                          Director
------------------------------------
Richard W. Perkins

/s/ Anton R. Potami                             Director
------------------------------------
Anton R. Potami

/s/ Edward E. Strickland                        Director
------------------------------------
Edward E. Strickland

                         SYNOVIS LIFE TECHNOLOGIES, INC.
               EXHIBIT INDEX TO REGISTRATION STATEMENT ON FORM S-3

ITEM
NO.      DESCRIPTION                                              METHOD OF FILING
---      -----------                                              ----------------
4.1      Restated Articles of Incorporation of the Company,
         as amended........................................       Incorporated by reference to Exhibit 3.1 to
                                                                  the Company's Quarterly Report on Form 10-Q
                                                                  for the quarter ended April 30, 1997 (File
                                                                  No. 0-13907).

4.2      Amendment to Restated Articles of Incorporation of
         the Company, as amended, dated March 20, 1997.....       Incorporated by reference to ExhIBIT 3.2 to
                                                                  the Company's Quarterly Report in Form 10-Q
                                                                  for the quarter ended April 30, 1997 (File
                                                                  No. 0-13907).

4.3      Amended and Restated Bylaws of the Company........       Incorporated by reference to Exhibit 3.2 to
                                                                  the Company's Registration Statement on
                                                                  Form S-4 (File No. 33-74750).

4.4      Form of Common Stock Certificate of the Company...       Incorporated by reference to Exhibit 4.1 to
                                                                  the Company's Registration Statement on
                                                                  Form 10 (File No. 0-13907).

4.5      Rights Agreement, dated as of June 12, 1996,
         between Bio-Vascular, Inc. and American Stock
         Transfer & Trust Company, which includes as
         Exhibit A the form of Rights Certificate..........       Incorporated by reference to Exhibit 4.1 to
                                                                  the Company's Current Report on Form 8-K
                                                                  dated June 12, 1996 (File No. 0-13907)).

5.1      Opinion and Consent of Oppenheimer Wolff &
         Donnelly LLP......................................       Filed herewith electronically.

23.1     Consent of Deloitte & Touche LLP..................       Filed herewith electronically.

23.2     Consent of PricewaterhouseCoopers LLP.............       Filed herewith electronically.

23.3     Consent of Oppenheimer Wolff & Donnelly LLP.......       Included in Exhibit 5.1.

24.1     Power of Attorney.................................       Included on page II-4 of this Registration
                                                                  Statement.